UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 10, 2013 (October 10, 2013)

Brown Shoe Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, the Board of Directors of Brown Shoe Company, Inc. (the “Company”), based on a recommendation of the Governance and Nominating Committee, elected W. Lee Capps to fill the vacancy on the Board of Directors that resulted when the Bylaws were amended to change the number of directors from twelve to thirteen (as described in Item 5.03 of this Form 8-K), with a term to expire at the Company’s 2014 annual meeting of stockholders or until his successor has been duly elected and qualified.  Mr. Capps was also appointed to the Audit Committee.

Mr. Capps will be entitled to receive the same compensation for service as a director as is provided to other directors of the Company, as described under “Compensation of Non-Employee Directors – Fiscal 2012 Director Compensation” contained on page 12 of the Company’s Proxy Statement dated April 17, 2013 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein, subject to any change in director compensation for the remainder of the fiscal year as might subsequently be approved by the Board of Directors.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2013, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to increase the number of directors from twelve to thirteen, effective October 10, 2013.  The Bylaws, as amended and effective October 10, 2013, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits.

3.1 Bylaws, effective October 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: October 10, 2013	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, effective October 10, 2013